UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 19, 2012

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2012, the Board of Directors of the Company amended the Company’s bylaws, effective immediately, to provide that a nominee for Director shall be elected only if such nominee receives (a) the affirmative vote of a majority of the total votes cast as to such nominee in an uncontested election, or (b) a plurality of the total votes cast in a contested election.  The amended bylaws further provide that if an incumbent Director fails to receive the required vote for reelection in an uncontested election he or she shall offer to resign from the Board of Directors, whereupon (a) the Nominating and Corporate Governance Committee of the Board will consider such offer and submit a recommendation to the full Board of Directors as to whether to accept such resignation, and (b) the Board will, within 90 days after the election results, disclose its decision and basis for whether to accept the resignation (or the reasons for not accepting the resignation, if applicable).  The full text of the Company’s Amendment to Amended and Restated Bylaws is being filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

a)  Compensation Clawback Policy.  On September 19, 2012, the Board of Directors adopted a Policy for Recoupment of Incentive Compensation (i.e., a compensation clawback policy), which applies to senior officers (generally senior vice presidents and above).  Pursuant to this policy, in the event the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement, then an independent committee of the Board of Directors may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer had previously received.  Excess Compensation is defined as that part of the incentive compensation received by a covered officer during the 3-year period preceding the publication of the restated financial statement that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement.  The full text of the Company’s Policy for Recoupment of Incentive Compensation is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

b)  Debt Issuance.  As previously disclosed in its Current Report filed on September 13, 2012, on September 13, 2012, the Company completed the offering and sale of $450,000,000 aggregate principal amount of its 2.95% Notes due September 15, 2022 (the “Notes”).  The Notes will have an all-in effective interest rate of approximately 4.3% including the effect of fees and the termination of a previously disclosed interest rate hedge.  Proceeds from the issuance are being used for working capital, capital expenditures and other general corporate purposes, which may include the acquisition and development and redevelopment of apartment communities and repayment and refinancing of other debt.

ITEM 9.01             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated September 19, 2012.

99.1	Policy for Recoupment of Incentive Compensation (adopted by the Board of Directors as of September 19, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

September 20, 2012
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to Amended and Restated Bylaws of AvalonBay Communities, Inc., dated September 19, 2012.

99.1	Policy for Recoupment of Incentive Compensation (adopted by the Board of Directors on September 19, 2012).